As filed with the Securities and Exchange Commission on July 5, 2011
Registration No.  333-170937

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RJO GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware	6799	36-4113382
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Annette Cazenave
c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza, Suite 900
Chicago, Illinois 60606
telephone (312) 373-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy P. Selby, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-170937) (the “Registration Statement”) of the RJO Global Trust, formerly known as the JWH Global Trust (the “Registrant”), consists of a cover page, this page, and a signature page.

The Registrant initially registered 915,517.05372 units of beneficial interest in the Registrant (the “Units”) on the Registration Statement.

The Registrant has determined that no further Units will be offered for sale pursuant to the Registration Statement.

The aggregate results of the Units sold are summarized in the following table:

Total Units Sold in All Closings	Proceeds in Dollars From All Closings

1,867.45802	$182,500

Accordingly, pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby deregisters the 913,649.59570 Units that were not sold in the public offering and which remain registered under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 5th day of July, 2011.

RJO GLOBAL TRUST

By: R.J. O’Brien Fund Management, LLC, its Managing Owner By: /s/ Annette A. Cazenave Name: Annette A. Cazenave Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

R.J. O’BRIEN FUND MANAGEMENT, LLC

By: /s/ Annette A. Cazenave	Managing Owner of the Registrant	July 5, 2011
Annette A. Cazenave Executive Vice President and Director, R.J. O’Brien Fund Management, LLC	R.J. O' Brien Fund Management, LLC

/s/ Gerald Corcoran	Chief Executive Officer and Director,
Gerald Corcoran	R.J. O’Brien Fund Management, LLC	July 5, 2011

/s/ Thomas J. Anderson	Chief Financial Officer and Director,
Thomas J. Anderson	R.J. O’Brien Fund Management, LLC	July 5, 2011

/s/ Annette A. Cazenave	Executive Vice President and Director,
Annette A. Cazenave	R.J. O’Brien Fund Management, LLC	July 5, 2011